UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2007

PLAINS EXPLORATION & PRODUCTION COMPANY
(Exact name of registrant as specified in charter)

Delaware	33-0430755
(State of Incorporation)	(I.R.S. Employer Identification No.)

001-31470
(Commission File No.)

700 Milam, Suite 3100
Houston, Texas 77002
(Address of Principal Executive Offices)
(Zip Code)

Registrant's telephone number, including area code: (713) 579-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 15, 2007, the Organization & Compensation Committee (the “Committee”) of the Board of Directors of Plains Exploration & Production Company (“PXP”) determined the base salaries for the executive officers of PXP for fiscal 2007, as well as the discretionary annual cash bonus awards to be made to the executive officers of PXP for fiscal 2006. Payment of bonuses is based on the achievement of performance measures considered by the Committee. Generally, these performance measures are based on meeting certain financial, operational and individual performance criteria.

Effective March 1, 2007, the base salary of James C. Flores was increased to $1,000,000. Mr. Flores’ target bonus is equal to his base salary.

   The cash bonus awards earned in 2006, which will be paid in late February 2007, are as follows:

Name and Title	Bonus Amount

James C. Flores, Chairman of the Board, President and	$2,000,000
Chief Executive Officer

John F. Wombwell, Executive Vice President, General	$1,000,000
Counsel and Secretary

Doss R. Bourgeois, Executive Vice President -	$1,000,000
Exploration & Production

Winston M. Talbert, Executive Vice President and	$1,000,000
Chief Financial Officer

Information related to the other elements of total compensation for these executive officers will be disclosed in PXP’s 2007 Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS EXPLORATION & PRODUCTION COMPANY

Date: February 21, 2007	/s/ Cynthia A. Feeback
Cynthia A. Feeback
Vice President—Accounting, Controller and Chief Accounting Officer